Exhibit 10.2

First Amendment to Employment Agreement

1.This First Amendment to Employment Agreement (the “First Amendment”) is deemed made and effective as of August 10, 2015, by and between B/E Aerospace, Inc. (the “Company”) and Tom Plant (“Executive”), parties to that certain Employment Agreement dated February 4, 2013 (the “Agreement”).

2.The Agreement is hereby amended as follows:

(a)Delete the first two WHEREAS clauses in the Recitals to the Agreement.

(b)Insert as the first WHEREAS clause in the Recitals to the Agreement as follows, “WHEREAS, the Company wishes to recognize the efforts and contributions of Executive by, among other things, promoting him to the position of Vice President & General Manager, Business Jet Segment and the Executive wishes to accept such promotion and additional responsibilities and obligations commensurate with such promotion and position.”

(c)Section 2 of the Agreement, titled Position and Duties, shall be deleted in its entirety and replaced by the following:

“2.Position and Duties.  The Executive shall serve the Company in the capacity of Vice President & General Manager, Business Jet Segment.  In such capacity, the Executive shall perform and discharge, faithfully, diligently and honestly, all such powers, duties and responsibilities related to such position and shall comply at all times with all of the Company’s policies and procedures.  The Executive shall devote substantially all of his working time and efforts to the business and affairs of the Company.  In the Executive’s role as the Vice President & General Manager, Business Jet Segment, he shall report directly to the President and Chief Executive Officer of the Company or designee and shall be accountable to and shall have such other powers, duties, and responsibilities as may from time to time be prescribed by the President and Chief Executive Officer or designee.”

(d)Section 3 of the Agreement, titled Compensation, shall be amended by changing the salary amount per annum figure in subsection (a) titled Salary to “$390,000” and the reference therein to the “President and Chief Operating Officer” shall be deleted and replaced by “Chief Executive Officer”.  A new subsection (f) is hereby added that provides as follows: “(f) Automobile.  During the Employment Term, the Executive shall receive an automobile allowance (the “Automobile Allowance”) of $1,100 per month less applicable taxes, payable in accordance with Company policy, but in no event later than March 15th of the year following the year in which the Automobile Allowance will accrue.”

(e)Section 4, subsection (d)(ii) of the Agreement, titled Termination by the Company for Cause; Resignation by Executive, the clause “ Vice President & General Manager of the Commercial Aircraft Segment or the President and Chief Operating Officer” shall be deleted and replaced by “Chief Executive Officer or designee”.

(f)Section 5 of the Agreement, titled Covenants of the Executive, the clause providing “and the Executive’s continued employment as the Vice President & General Manager, Seating Products Group with the Company” shall be deleted and replaced by the following clause: “,  as well as Executive’s continuing employment with the Company and his promotion and appointment to the position of Vice President & General Manager, Business Jet Segment”.

(g)Section 9 of the Agreement, titled Notices, with respect to any notice to the Company the words “Attention: Chief Financial Officer” shall be deleted and replaced by “Attention: Chief Executive Officer.”

3.Except as set forth in this First Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms, and any previous amendments thereto.  If there is conflict between this First Amendment and the Agreement, then the terms of this First Amendment will prevail.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date written below.

EXECUTIVE
/s/ Tom Plant
Tom Plant
Dated: August ___ 2015
COMPANY
B/E AEROSPACE, INC.
/s/ Werner Lieberherr
Werner Lieberherr
President and Chief Executive Officer
Dated: August ___ 2015

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